Exhibit 3.9

AMENDED AND RESTATED BYLAWS

OF

EPL PIONEER HOUSTON, INC.

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	ARTICLE V

	OFFICERS
Section 5.1	Number	9
Section 5.2	Removal	9
Section 5.3	Compensation	9
Section 5.4	Duties	9

	ARTICLE VI

	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 6.1	Indemnification	10

	ARTICLE VII

	CERTIFICATES REPRESENTING SHARES
Section 7.1	Certificates	11
Section 7.2	Lost, Stolen or Destroyed Certificates	11
Section 7.3	New Certificates	11

	ARTICLE VIII

	GENERAL PROVISIONS
Section 8.1	Distributions and Share Dividends	12
Section 8.2	Checks	12
Section 8.3	Fiscal Year	12
Section 8.4	Seal	12
Section 8.5	Telephone and Similar Meetings	12
Section 8.6	Amendment of Bylaws	13

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AMENDED AND RESTATED BYLAWS

OF

EPL PIONEER HOUSTON, INC.

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office of the Corporation shall be located in the City of Houston, County of Harris, State of Texas.

Section 1.2 Other Offices: The Corporation may also have offices at such other places, within or without the State of Texas, as the Board of Directors may from time to time determine, or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Time and Place of Meetings: All meetings of the shareholders shall be held at such time and place, within or without the State of Texas, as may be designated for that purpose from time to time by the Board of Directors.

Section 2.2 Annual Meetings: Annual meetings of shareholders, commencing with the year 2011, shall be held at 10:00 a.m. on the second Tuesday of April if not a legal holiday, and if a legal holiday, then at the same time on the next following business day, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the shareholders entitled to vote thereat shall elect members of the Board of Directors, consider reports on the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings: Special meetings of the shareholders, unless otherwise prescribed by statute or provided by the Certificate of Formation or these Amended and Restated Bylaws, may be called by the Chairman of the Board of Directors, the President, the Board of Directors or one or more holders, the aggregate of whose shares comprise not less than at least 10% of all shares of the Corporation entitled to vote at the meeting. Other than procedural matters, the business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

Section 2.4 Notice: Notice of a meeting of the shareholders shall be given to each shareholder entitled to vote at the meeting and shall state the date and time of the meeting, and, if the meeting is not held solely by using a conference telephone or other communications system authorized by statute, the location of the meeting. Notice of a special meeting shall contain a statement regarding the purpose or purposes of the meeting. Notice shall be given at the direction of the President, Secretary, or other person calling the meeting. Notice shall be given not later than the tenth (10th) day, and not earlier than the sixtieth (60th) day, before the date of the meeting, either personally, by mail, or by electronic transmission with the consent of a shareholder in the form specified by the shareholder; provided, however, that in connection with a meeting to consider a fundamental business transaction, the notice must given not later than the twenty-first (21st) day before the meeting instead of the tenth (10th) day. Notice of a meeting that is mailed is considered to be delivered on the date notice is deposited in the United States mail with postage paid in an envelope addressed to the shareholder at the shareholder’s address as it appears on the ownership or membership records of the Corporation. Notice of a meeting that is sent through electronic transmission is considered provided when transmitted to a facsimile number provided by the shareholder, transmitted to an electronic mail address provided by the shareholder, posted on an electronic network and a message is sent to the address provided by the shareholder for the purpose of alerting the shareholder of the posting, or communicated to the shareholder by any other form of electronic transmission consented to by the shareholder for the purpose of receiving notice. If the meeting is held solely or in part by using a conference telephone or other communications system authorized by statute, the notice shall contain the form of the communications system to be used for the meeting and the means of accessing the communications system. If the meeting is held by means of remote communication, the notice shall include information on how to access the list of shareholders entitled to vote at the meeting required by statute.

Section 2.5 Quorum; Withdrawal of Quorum: The holder or holders of the majority of the shares entitled to vote at a meeting of the shareholders of the Corporation that are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy at the meeting are a quorum for the consideration of a matter to be presented at that meeting, unless otherwise provided in the Certificate of Formation. Unless otherwise provided in the Certificate of Formation or these Amended and Restated Bylaws, after a quorum is present at a meeting of shareholders, the shareholders may conduct business properly brought before the meeting until it is adjourned. The subsequent withdrawal from the meeting of a shareholder or the refusal of a shareholder present or represented at the meeting to vote does not negate the presence of a quorum at the meeting. Unless otherwise provided by the Certificate of Formation or these Amended and Restated Bylaws, the shareholders of the Corporation at a meeting at which a quorum is not present may adjourn the meeting until the time and to the place as may be determined by a vote of the holders of the majority of the shares who are present or represented at the meeting.

Section 2.6 Voting: With respect to a matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by statute, the affirmative vote of the holders of the majority of the shares entitled to vote on, and who voted for, against, or expressly abstained with respect to, the matter at a shareholders’ meeting of the Corporation at which a quorum is present is the act of the shareholders, unless otherwise provided in the Certificate of Formation or these Amended and Restated Bylaws. Unless otherwise provided in the Certificate of Formation or these Amended and Restated Bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

Section 2.7 Method of Voting: Except as provided by the Certificate of Formation or by statute, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a shareholders’ meeting. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

Section 2.8 Action Without Meeting: Unless otherwise provided in the Certificate of Formation, the shareholders of the Corporation may take action without holding a meeting, providing notice, or taking a vote if each shareholder entitled to vote on the action signs a written consent or consents stating the action taken.

ARTICLE III

DIRECTORS

Section 3.1 Responsibilities: The Board of Directors of the Corporation shall exercise or authorize the exercise of the powers of the Corporation and direct the management of the business and affairs of the Corporation.

Section 3.2 Number; Election; Qualification; Term; Removal: The Board of Directors shall consist of one or more directors. The initial directors of the Corporation shall be set forth in the Certificate of Formation. Thereafter, the number of directors shall be fixed from time to time by the Board of Directors or by the shareholders at an annual or special meeting; provided, however, that a decrease in the number of directors shall not have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.3 below. At each annual meeting, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. Unless removed in accordance with the Certificate of Formation or this Section 3.2, each director elected shall hold office from the date the director is elected and qualified or named in the Corporation’s Certificate of Formation until the next annual meeting of shareholders and until the director’s successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation. Except as otherwise provided in the Certificate of Formation or by statute, the shareholders of the Corporation may remove a director or the entire Board of Directors, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holder or holders of a majority of shares then entitled to vote at an election of directors.

Section 3.3 Vacancies; Increases: Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, even if the majority of remaining directors constitutes less than a quorum. The term of a director elected to fill a vacancy is the unexpired term of the director’s predecessor in office. A vacancy to be filled because of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders. During a period between two successive annual meetings of shareholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors.

Section 3.4 Place of Meetings: Meetings of the Board of Directors, regular or special, may be held at locations in or outside the State of Texas.

Section 3.5 Regular Meetings: Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

Section 3.6 Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary of the Corporation upon the written request of at least two directors. Written notice specifying the time and place of special meetings shall be given to each director at least three days before the date of the meeting. Such notice may, but need not, specify the purpose or purposes of the meeting.

Section 3.7 Quorum; Majority Vote: At all meetings, a quorum of the Board of Directors is the majority of the number of directors set or established in the manner provided by these Amended and Restated Bylaws unless a different number or portion is required by statute, the Certificate of Formation or these Amended and Restated Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors, unless the act of a greater number is required by the Certificate of Formation, these Amended and Restated Bylaws, or by statute. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Minutes: The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 3.9 Committees: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an executive committee and one or more other committees composed of one or more directors or directors as alternate members of committees to replace absent or disqualified committee members at a committee meeting, subject to any limitations imposed by the Board of Directors. To the extent provided by such resolution designating a committee or the Certificate of Formation or these Amended and Restated Bylaws, the committee has the authority of the Board of Directors, except as otherwise provided by statute. The designation and delegation of authority to a committee of the Board of Directors does not relieve the Board of Directors or a director of responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 3.10 Committee Minutes: Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be placed in the minute book of the Corporation.

Section 3.11 Action Without Meeting: The Board of Directors, or a committee of the Corporation, may take action without holding a meeting, providing notice, or taking a vote if each person entitled to vote on the action signs a written consent or consents stating the action taken. Such consent shall have the same effect as a unanimous vote at a meeting.

ARTICLE IV

NOTICES

Section 4.1 Method: Whenever by statute, the Certificate of Formation, these Amended and Restated Bylaws or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to a director at the last address known by the Corporation for such director or to a shareholder at the address appearing on the share transfer records of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the notice is deposited into the United States mail with postage paid in an envelope addressed to the person at the person’s address.

Section 4.2 Waiver: Notice of a meeting is not required to be given to a director or shareholder, or members of any committee of the Board of Directors, entitled to notice under the Certificate of Formation, these Amended and Restated Bylaws, or by statute, if the person entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, signs a written waiver of notice of the meeting, regardless of whether the waiver is signed before or after the time of the meeting. If a person entitled to notice of a meeting participates in or attends the meeting, the person’s participation or attendance constitutes a waiver of notice of the meeting unless the person participates in or attends the meeting solely to object to the transaction of business at the meeting on the ground that the meeting was not lawfully called or convened. Unless otherwise required by the Certificate of Formation, the business to be transacted at a meeting of the Board of Directors or the members of a committee of the Board of Directors, or the purpose of such a meeting, is not required to be specified in a written waiver of the notice of the meeting.

ARTICLE V

OFFICERS

Section 5.1 Number: The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect a Chief Executive Officer, a Chairman of the Board, a Principal Accounting Officer, a Chief Financial Officer, a Treasurer, a Controller and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers. Unless prohibited by the Certificate of Formation or by statute, a person may simultaneously hold any two or more offices.

Section 5.2 Removal: Any officer may be removed for or without cause by the Board of Directors.

Section 5.3 Compensation: The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

Section 5.4 Duties: The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1 Indemnification: The Corporation shall indemnify each current or former director, officer, employee, agent of the Corporation or person who is serving or who has served at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee or agent or similar functionary of another corporation, limited or general partnership, limited liability company, business trust, real estate investment trust, joint venture, joint stock company, cooperative, association, bank, insurance company, credit union, savings and loan association, or other organization or employee benefit plan (including the heirs, executors, administrators or estate of such person) to the fullest extent that the Corporation is required or permitted to grant indemnification to such person under the Texas Business Organizations Code, as the same exists or may hereafter be amended. The Corporation shall pay or reimburse reasonable expenses incurred by a director, officer, employee, or agent of the Corporation who was, is, or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding to the maximum extent permitted under the Texas Business Organizations Code, as the same exists or may hereafter be amended. The right to indemnification under this Article VI shall be a contract right. In the event of the death of any person having a right of indemnification under this Article VI, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article VI will not be exclusive of any other right that any person may have or hereinafter acquire under any statute, Bylaw, resolution of shareholders or directors, agreement or otherwise.

ARTICLE VII

CERTIFICATES REPRESENTING SHARES

Section 7.1 Certificates: The Corporation shall deliver certificates in the form approved by the Board of Directors representing all shares to which shareholders are entitled, and such certificates shall be signed by at least one officer of the Corporation, who shall be the Chairman of the Board, the President or a Vice President.

Section 7.2 Lost, Stolen or Destroyed Certificates: The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or its legal representative, to give the Corporation a bond, undertaking or other form of security in such sum and on such terms as it may reasonably direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.3 New Certificates: Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the shareholder entitled thereto, cancel the old certificate, and record the transaction upon its books.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Distributions and Share Dividends: Subject to statute and any provision of the Certificate of Formation, distributions (in the form of cash or property) or share dividends may be declared by the Board of Directors at any regular or special meeting.

Section 8.2 Checks: All checks, demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.3 Fiscal Year: The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.4 Seal: The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

Section 8.5 Telephone and Similar Meetings: Unless otherwise restricted by the Certificate of Formation, these Amended and Restated Bylaws or by statute, the shareholders, members of the Board of Directors or members of any committee of the Board of Directors may hold meetings by using a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting. If voting is to take place at the meeting, the Corporation must implement reasonable measures to (i) verify that every person voting at the meeting by means of remote communication is sufficiently identified and (ii) keep a record of any vote or other action taken. A person participating in a meeting is considered present at the meeting, unless the participation is for the express purpose of objecting to the transaction of business at the meeting on the ground that the meeting has not been lawfully called or convened.

Section 8.6 Amendment of Bylaws: Unless otherwise provided by statute, the Certificate of Formation or these Amended and Restated Bylaws, the shareholders or the Board may amend, repeal or adopt Bylaws, unless in amending, repealing or adopting a Bylaw, the shareholders expressly provide that the Board may not amend, repeal or readopt that Bylaw.